Miami International Holdings Reports First Quarter 2026 Results • Q1 Net revenue of $128.6 million (+40% YoY) • Q1 GAAP diluted EPS of $1.56; Adjusted diluted EPS of $0.42 • Q1 Adjusted EBITDA of $66.1 million (+66% YoY); Adjusted EBITDA margin of 51% (+800 bps YoY) • Reaffirms full-year 2026 adjusted operating expense guidance PRINCETON, N.J. and MIAMI – May 6, 2026 – Miami International Holdings, Inc. (MIAX) (NYSE: MIAX), a technology-driven leader in building and operating regulated financial markets across multiple asset classes, today announced financial results for the first quarter of 2026. MIAX achieved record quarterly revenue and strong financial performance in Q1 2026. Total net revenue grew 40% year-over-year to $128.6 million, adjusted EBITDA increased 66% to $66.1 million, and adjusted EBITDA margin expanded 800 basis points to 51%. Adjusted diluted earnings per share was $0.42. The company also capitalized on elevated market volatility in Q1, increasing market share in multi-listed options to 17.3% in Q1 2026 from 16.0% in the prior year period, representing average daily volume of 10.9 million contracts and a 27% year- over-year increase. “We came out of the gate strong in Q1, delivering record quarterly revenue and continued margin expansion while executing well across all of our business segments,” said Thomas P. Gallagher, Chairman and Chief Executive Officer of MIAX. "Our strong results reflect the scalability of our technology platform, the resilience of our business model, and the momentum we carry into what we expect will be another exciting year of growth and product innovation." Mr. Gallagher added: “MIAX continues to invest in technology and people, collaborating closely with our member firms and customers to drive growth across our exchanges. As we expand into new asset classes, launch new products, and deepen our relationships, we remain focused on leveraging these advantages to deliver sustained growth and long-term shareholder value.” First Quarter 2026 Highlights All figures are compared to the first quarter of 2025 unless otherwise stated. • Net revenue, defined as revenues less cost of revenues, grew 40%, or $36.7 million, to $128.6 million, compared to $91.9 million in the prior-year period. The increase was primarily driven by strong options business performance, including increased industry volumes and market share, as well as higher non- transaction revenue. • Total operating expenses were $82.6 million, compared to $69.6 million in the prior-year period. The increase was primarily due to planned investments in headcount and technology to support our growth initiatives, timing of employer-related payroll taxes, and increased legal expenses, partially offset by lower regulatory costs. • Operating income more than doubled to $46.0 million, compared to $22.3 million in the prior-year period. • Non-operating income of $54.1 million includes a $50.5 million gain on the sale of MIAXdx. • We had an income tax benefit of $70.2 million, primarily resulting from the release of our deferred tax asset valuation allowance. • GAAP net income was $170.2 million, compared to a net loss of $21.4 million in the prior-year period. • Adjusted earnings increased 51% to $45.3 million, compared to $30.0 million in the prior-year period. FOR IMMEDIATE RELEASE May 6, 2026 1

- Adjusted EBITDA increased 66% to $66.1 million, compared to $39.9 million in the prior-year period, driven primarily by strong growth in net revenues.
- Adjusted EBITDA margin expanded to 51% from 43% in the prior-year period.

First Quarter 2026 Business Updates

- MIAX options exchanges reached average daily volume of 10.9 million contracts in the first quarter of 2026, a 26.6% year-over-year (YoY) increase.
- MIAX options exchanges achieved market share of 17.3% in the first quarter of 2026, compared to 16.0% in the prior year period.
- Listed new Monday and Wednesday short-term option expirations for nine actively traded names in January 2026, expanding the short-dated options program and creating additional volume opportunity across our four options exchanges.
- Completed the sale of 90% of the issued and outstanding equity in MIAXdx in January 2026 to a joint venture established by Robinhood Markets, Inc. in partnership with Susquehanna International Group. MIAX retained 10% of the issued and outstanding equity of MIAXdx, now known as Rothera Exchange and Clearing LLC.

Summary of Selected Unaudited Condensed Consolidated Financial Results
($000, except per share amounts and percentages)

Consolidated First Quarter Results		**1Q26** March 31, 2026		**1Q25** March 31, 2025	**Change**
Total revenues less cost of revenues ("Net revenue")	$	128,593	$	91,884	40%
Operating income	$	45,968	$	22,293	106%
Net income (loss) attributable to MIH stockholders	$	170,224	$	(21,420)	**
Diluted EPS	$	1.56	$	(0.34)	**
Adjusted earnings*	$	45,342	$	30,026	51%
Adjusted diluted EPS*	$	0.42	$	0.38	11%
EBITDA	$	103,794	$	(11,905)	**
Adjusted EBITDA*	$	66,062	$	39,859	66%
Adjusted EBITDA margin %*		51%		43%	18%

** Reconciliation of non-GAAP results is included in the tables below. See "Non-GAAP Financial Information" below.*
*** Not meaningful*

Segment Results
($000)

Net Revenue by Business Segment		**1Q26** March 31, 2026		**1Q25** March 31, 2025	**Change**
Options	$	111,267	$	81,224	37%
Equities		6,664		3,659	82%
Futures		4,630		5,889	(21)%
International		5,644		826	583%
Corporate/Other		388		286	36%
Total	**$**	**128,593**	**$**	**91,884**	40%

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Options • Net revenue grew 37% to $111.3 million, compared to $81.2 million in the prior-year period. Growth was primarily driven by higher net transaction fees tied to increased industry volume, higher market share, and higher revenue per contract (RPC). Higher non-transaction fees were primarily driven by increased member connections, 2026 fee increases, the expiration of certain MIAX Sapphire related fee waivers, and new market data products. • Operating income increased 44% to $72.8 million, compared to $50.6 million in the prior-year period. Growth was primarily due to higher net revenues. • Adjusted EBITDA grew 43% to $83.3 million, compared to $58.2 million in the prior-year period. Equities • Net revenue grew 82% to $6.7 million, compared to $3.7 million in the prior-year period. The increase was primarily due to higher net transaction fees from improved pricing as Equities capture was positive for the quarter as compared to historically inverted. • Operating loss of $1.1 million in the first quarter, compared to an operating loss of $4.0 million in the prior- year period. Growth was primarily due to higher net revenues. • Adjusted EBITDA of $0.9 million, compared to ($1.7) million in the prior-year period. Futures • Net revenue was $4.6 million, compared to $5.9 million in the prior-year period. The decline was primarily due to a decline in transaction fees and lower volumes caused by timing of participant migrations to MIAX Futures Onyx, reduced commodity market volatility, and lower RPC, partially offset by the elimination of expenses related to CME Globex. Also contributing to the decrease were lower listings fees and interest income. • Operating loss was $12.4 million, compared to an operating loss of $11.3 million in the prior-year period primarily due to lower revenue. • Adjusted EBITDA of ($8.6) million, compared to ($7.2) million in the prior-year period. International • Net revenue was $5.6 million, compared to $0.8 million in the prior-year period. The increase was primarily due to the acquisition of The International Stock Exchange Group Limited (TISE) in June 2025. • Operating income was $1.3 million, compared to an operating loss of $1.5 million in the prior-year period. The increase was primarily due to the impact of the TISE acquisition. • Adjusted EBITDA of $2.0 million, compared to ($1.0) million in the prior-year period. Capital and Liquidity • As of March 31, 2026, MIAX had cash and cash equivalents of $550.8 million and total debt of $1.5 million. FY 2026 Guidance The company reaffirms its full year 2026 expense guidance and expects: • Adjusted operating expenses, which exclude share-based compensation, depreciation and amortization, and litigation expenses, in a range between $265 million and $275 million; • Share-based compensation expense in a range between $27 million and $30 million; • Capital expenditures, including capitalization of internally developed software, in a range between $40 million and $45 million; • Depreciation and amortization expense in a range between $33 million and $38 million; 3

• Adjusted effective tax rate post valuation allowance release in a range between 27% and 29%. Webcast and Conference Call MIAX will host a webcast and conference call to review its first quarter financial results today, May 6, 2026 at 5:00 p.m. ET. Participants can access the call at 866-652-5200 (international dial-in 412-317-6060) or access the webcast on the Investor Relations section of MIAX’s website at ir.miaxglobal.com. A webcast recording and corresponding presentation will be archived under Events & Presentations at the above link following the event. Non-GAAP Financial Information Adjusted earnings, a non-GAAP financial measure, is defined as net income (loss) attributable to MIH adjusted for share-based compensation, investment gain/loss, litigation costs, acquisition-related costs, change in fair value of puttable warrants issued with debt, change in fair value of puttable common stock, gain on sale of business, unrealized gain/loss on derivative assets, and non-GAAP tax adjustments. Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to MIH adjusted for interest expense and amortization of debt discount costs, interest income, income tax provision and depreciation and amortization, share-based compensation, investment gain/loss, litigation costs, acquisition-related costs, change in fair value of puttable warrants issued with debt, change in fair value of puttable common stock, gain on sale of business, and unrealized gain/loss on derivative assets. Adjusted EBITDA margin, a non-GAAP financial measure, is defined as adjusted EBITDA divided by revenues less cost of revenues. Adjusted EPS, a non-GAAP financial measure, is defined as adjusted earnings divided by diluted weighted average shares outstanding used for adjusted diluted earnings per share (which includes the impact of anti- dilutive securities on a GAAP basis). Certain components of the guidance given in this presentation with respect to our financial performance for the full year of 2026 are provided on a non-GAAP basis only without providing the most comparable guidance on a GAAP basis or a quantitative reconciliation to guidance provided on a GAAP basis. Information is presented in this manner because the preparation of such guidance on a GAAP basis and such reconciliation could not be accomplished without unreasonable efforts. The Company does not have access to certain information that would be necessary to provide such guidance on a GAAP basis or such reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations. For a reconciliation of our non-GAAP results to our GAAP results, see the tables below. About MIAX Miami International Holdings, Inc. (NYSE: MIAX) is a technology-driven leader in building and operating regulated financial markets across multiple asset classes and geographies. MIAX® operates eight exchanges across options, futures, equities and international markets including MIAX® Options, MIAX Pearl®, MIAX Emerald®, MIAX Sapphire®, MIAX Pearl Equities™, MIAX Futures™, The Bermuda Stock Exchange (BSX) and The International Stock Exchange (TISE). MIAX also owns Dorman Trading, a full-service Futures Commission Merchant. To learn more about MIAX please visit www.miaxglobal.com. Disclaimer and Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, 4 plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expect," "anticipates," "eventually" or "projected." You are cautioned that such statements are based on management’s current expectations and are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements. Additional risks and uncertainties that may cause actual results to differ materially include the risks and uncertainties listed in Miami International Holdings, Inc.’s (together with its subsidiaries, the Company) public filings with the Securities and Exchange Commission. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise. All third-party trademarks (including logos and icons) referenced by the Company remain the property of their respective owners. Unless specifically identified as such, the Company's use of third-party trademarks does not indicate any relationship, sponsorship, or endorsement between the owners of these trademarks and the Company. Any references by the Company to third-party trademarks is to identify the corresponding third-party goods and/or services and shall be considered nominative fair use under the trademark law. Contacts: Investors John T. Williams investor.relations@miaxglobal.com Media Andy Nybo media@miaxglobal.com 5

Three Months Ended March 31, 2026 2025 Revenues: Transaction and clearing fees ........................................................... $ 315,410 $ 289,304 Access fees .......................................................................................... 33,357 24,083 Market data fees ................................................................................. 12,955 9,642 Other revenue ...................................................................................... 7,968 4,048 Total revenues ............................................................................... 369,690 327,077 Cost of revenues: Liquidity payments .............................................................................. 223,526 194,046 Brokerage, clearing, and exchange fees ......................................... 16,277 16,454 Section 31 fees .................................................................................... — 23,410 Other cost of revenues ....................................................................... 1,294 1,283 Total cost of revenues .................................................................. 241,097 235,193 Revenues less cost of revenues ................................................ 128,593 91,884 Operating expenses: Compensation and benefits ............................................................... 44,390 37,771 Information technology and communication costs ......................... 9,483 7,548 Depreciation and amortization .......................................................... 8,088 6,170 Occupancy costs ................................................................................. 3,243 2,448 Professional fees and outside services ........................................... 11,407 9,257 Marketing and business development ............................................. 984 763 Acquisition-related costs .................................................................... — 654 General, administrative, and other ................................................... 5,030 4,980 Total operating expenses ............................................................ 82,625 69,591 Operating income 45,968 22,293 Non-operating (expense) income: Change in fair value of puttable common stock ............................. — (203) Change in fair value of puttable warrants issued with debt .......... — 569 Interest income .................................................................................... 4,386 1,295 Interest expense and amortization of debt issuance costs .......... (45) (4,430) Unrealized loss on derivative assets ................................................ (2,541) (42,413) Gain on sale of business .................................................................... 50,547 — Other, net .............................................................................................. 1,732 1,679 Income (loss) before income tax provision 100,047 (21,210) Income tax benefit (expense) ............................................................ 70,177 (210) Net income (loss) attributable to Miami International Holdings, Inc. $ 170,224 $ (21,420) Weighted-average shares of common stock outstanding Basic ..................................................................................................... 91,793,374 63,549,403 Diluted ................................................................................................... 109,154,227 63,549,403 Net income (loss) per share attributable to common stock Basic ..................................................................................................... $ 1.85 $ (0.34) Diluted ................................................................................................... $ 1.56 $ (0.34) Miami International Holdings, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (Unaudited) Three Months Ended March 31, 2026 and 2025 ($000, except share and per share amounts) 6

Miami International Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
March 31, 2026 and December 31, 2025
($000, except share and per share amounts)

	March 31, 2026	December 31, 2025
Assets		
Current assets:		
Cash and cash equivalents	$ 550,786	$ 433,648
Cash and securities segregated under federal and other regulations	26,794	27,618
Accounts receivable, net	106,850	98,107
Restricted cash	14,419	6,005
Clearing house performance bonds and guarantee funds	78,699	70,078
Receivables from broker-dealers, futures commission merchants, and clearing organizations	149,303	133,533
Current portion of derivative assets	4,709	6,017
Other current assets	39,811	39,232
Assets held for sale	—	40,976
Total current assets	971,371	855,214
Investments	29,180	19,180
Fixed assets, net	53,464	46,854
Internally developed software, net	36,518	36,333
Goodwill	61,912	62,211
Other intangible assets, net	169,210	170,774
Deferred tax asset, net	59,673	—
Derivative assets, net of current portion	3,881	5,114
Other assets, net	58,971	63,745
Total assets	$ 1,444,180	$ 1,259,425
Liabilities and Stockholders' Equity		
Current liabilities:		
Accounts payable and other liabilities	$ 84,029	$ 69,780
Accrued compensation payable	19,638	39,412
Current portion of long-term debt	1,511	1,508
Deferred transaction revenues	10,397	9,572
Clearing house performance bonds and guarantee funds	78,199	69,578
Payables to customers	153,056	144,641
Payables to clearing organizations	4,068	11
Liabilities held for sale	—	2,758
Total current liabilities	350,898	337,260
Deferred income taxes	10,866	22,386
Other non-current liabilities	16,860	18,762
Total liabilities	378,624	378,408
Commitments and contingencies	—	—
Stockholders' equity:		
Common stock - voting and nonvoting, par value $0.001 (600,000,000 authorized (400,000,000 voting, 200,000,000 nonvoting); 94,722,622 issued and 94,211,531 outstanding common stock at March 31, 2026 and 85,890,086 issued and 85,536,287 common stock at December 31, 2025	95	86
Common stock in treasury, at cost, 511,091 shares at March 31, 2026 and 353,799 shares at December 31, 2025	(14,545)	(8,232)
Additional paid-in capital	1,544,484	1,522,143
Accumulated deficit	(462,115)	(632,339)
Accumulated other comprehensive loss, net	(2,363)	(641)
Total stockholders' equity	1,065,556	881,017
Total liabilities and stockholders' equity	$ 1,444,180	$ 1,259,425

7

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

The following table is a reconciliation of net income (loss) allocated to common stockholders to EBITDA and adjusted EBITDA by segment ($000):

	Three Months Ended March 31, 2026					
	Options	Equities	Futures	International	Corporate / Other	Total
Net income (loss) allocated to common shareholders	$ 72,910	$ (1,054)	$ (11,003)	$ (1,186)	$ 110,557	$ 170,224
Interest expense and amortization of debt issuance costs	—	—	—	—	45	45
Interest income	(110)	—	(114)	(159)	(4,003)	(4,386)
Income tax (benefit) expense	—	—	—	67	(70,244)	(70,177)
Depreciation and amortization	4,326	1,056	1,563	435	708	8,088
EBITDA	77,126	2	(9,554)	(843)	37,063	103,794
Share-based compensation[(1)]	4,079	897	1,910	306	1,684	8,876
Investment gain[(2)]	—	—	(980)	—	(390)	(1,370)
Litigation costs[(3)]	2,076	—	—	—	692	2,768
Unrealized loss on derivative assets[(4)]	—	—	—	2,541	—	2,541
Gain on sale of business[(5)]	—	—	—	—	(50,547)	(50,547)
Adjusted EBITDA	$ 83,281	$ 899	$ (8,624)	$ 2,004	$ (11,498)	$ 66,062

(1) Share-based compensation represents expenses associated with stock options of $4.6 million, restricted stock awards of $4.3 million, and warrants of less than $0.1 million that have been granted to employees, directors and service providers. The 2026 expense of $8.9 million is made up of $8.2 million to employees within compensation and benefits, $0.4 million to service providers within professional fees and outside services, and $0.2 million to directors within general, administrative, and other.

(2) Investment gain of $1.4 million represents an unrealized gain on marketable equity securities.

(3) Litigation costs are associated with ongoing litigation related to the Nasdaq matter.

(4) Reflects the unrealized loss resulting from the mark-to-market valuation of the 250 million Pyth tokens that remain locked by the Pyth Network as of March 31, 2026.

(5) Represents the gain on the sale of MIAXdx in January 2026.

	Three Months Ended March 31, 2025					
	Options	Equities	Futures	International	Corporate / Other	Total
Net income (loss) allocated to common shareholders	$ 51,012	$ (4,003)	$ (9,485)	$ (43,868)	$ (15,076)	$ (21,420)
Interest expense and amortization of debt issuance costs	—	—	35	—	4,395	4,430
Interest income	(430)	—	(196)	—	(669)	(1,295)
Income tax expense	—	—	—	—	210	210
Depreciation and amortization	3,062	1,487	979	157	485	6,170
EBITDA	53,644	(2,516)	(8,667)	(43,711)	(10,655)	(11,905)
Share-based compensation[(1)]	3,803	791	2,882	316	1,693	9,485
Investment gain[(2)]	—	—	(1,455)	—	—	(1,455)
Acquisition-related costs[(3)]	—	—	—	—	654	654
Litigation costs[(4)]	775	—	—	—	258	1,033
Change in fair value of puttable warrants issued with debt[(5)]	—	—	—	—	(569)	(569)
Change in fair value of puttable common stock[(6)]	—	—	—	—	203	203
Unrealized loss on derivative assets[(7)]	—	—	—	42,413	—	42,413
Adjusted EBITDA	$ 58,222	$ (1,725)	$ (7,240)	$ (982)	$ (8,416)	$ 39,859

(1) Share-based compensation represents expenses associated with stock options of $2.6 million, restricted stock awards of $6.5 million and warrants of $0.4 million that have been granted to employees, directors and service providers. The 2025 expense of $9.5 million is made up of $8.6 million to employees within compensation and benefits, $0.6 million to service providers within professional fees and outside services, and $0.2 million to directors within general, administrative, and other.

(2) Investment gain of $1.5 million represents an unrealized gain on available for sale marketable securities.

(3) Relates to the TISE acquisition.

(4) Litigation costs are associated with ongoing litigation related to the Nasdaq matter.

(5) The change in fair value of warrants issued with debt represents the change in fair value of outstanding puttable warrants issued in connection with the issuance of the 2029 Senior Secured Term Loan. The right to put warrants terminated upon completion of the IPO in August 2025.

8

(6) The change in fair value of puttable common stock represents the change in fair value of outstanding puttable common stock issued in connection with the Company’s ERPs I and II that had an associated put right which required the Company to repurchase a certain percentage of the fair market value of the award upon exercise. The right to put shares terminated upon completion of the IPO in August 2025. (7) Reflects the unrealized loss resulting from the mark-to-market valuation of the 375 million Pyth tokens that remain locked by the Pyth Network as of March 31, 2025. 9

Segment Operating Results

The following sets forth our results of operations by segment ($000):

	Three Months Ended March 31, 2026					
	Options	Equities	Futures	International	Corporate / Other	Total
Revenues:						
Transaction and clearing fees	$ 266,818	$ 27,888	$ 20,643	$ 61	$ —	$ 315,410
Access fees	29,118	3,867	390	39	(57)	33,357
Market data fees	9,482	2,157	1,244	80	(8)	12,955
Other revenue	34	53	2,061	5,464	356	7,968
Total revenues	305,452	33,965	24,338	5,644	291	369,690
Cost of revenues:						
Liquidity payments	192,986	27,101	3,439	—	—	223,526
Brokerage, clearing, and exchange fees	1,199	200	14,878	—	—	16,277
Other cost of revenues(1)	—	—	1,391	—	(97)	1,294
Total cost of revenues	194,185	27,301	19,708	—	(97)	241,097
Revenues less cost of revenues	111,267	6,664	4,630	5,644	388	128,593
Operating expenses:						
Compensation and benefits	21,050	4,165	10,441	2,231	6,503	44,390
Information technology and communication costs	4,303	1,545	2,914	453	268	9,483
Depreciation and amortization	4,326	1,056	1,563	435	708	8,088
Occupancy costs	1,601	214	495	254	679	3,243
Professional fees and outside services	4,858	272	305	462	5,510	11,407
Marketing and business development	171	57	341	222	193	984
General, administrative, and other	2,158	409	1,018	324	1,121	5,030
Total operating expenses	38,467	7,718	17,077	4,381	14,982	82,625
Operating income / (loss)	72,800	(1,054)	(12,447)	1,263	(14,594)	45,968
Non-operating (expense) income:						
Interest income	110	—	114	159	4,003	4,386
Interest expense and amortization of debt issuance costs	—	—	—	—	(45)	(45)
Unrealized loss on derivative assets	—	—	—	(2,541)	—	(2,541)
Gain on sale of business	—	—	—	—	50,547	50,547
Other, net	—	—	1,330	—	402	1,732
Income (loss) before income tax provision	72,910	(1,054)	(11,003)	(1,119)	40,313	100,047
Income tax benefit (expense)	—	—	—	(67)	70,244	70,177
Net income (loss) attributable to Miami International Holdings, Inc.	$ 72,910	$ (1,054)	$ (11,003)	$ (1,186)	$ 110,557	$ 170,224

(1) Futures segment other cost of revenues includes $0.4 million related to access fees, $0.3 million related to market data fees, and $0.7 million related to other revenue. Corporate / Other segment incudes $(0.1) million related to other revenue.

10

	Three Months Ended March 31, 2025					
	Options	Equities	Futures	International	Corporate / Other	Total
Revenues:						
Transaction and clearing fees	$ 234,512	$ 34,307	$ 20,449	$ 36	$ —	$ 289,304
Access fees	20,384	3,480	237	39	(57)	24,083
Market data fees	6,198	2,287	1,085	80	(8)	9,642
Other revenue	—	—	3,026	671	351	4,048
Total revenues	261,094	40,074	24,797	826	286	327,077
Cost of revenues:						
Liquidity payments	163,528	27,990	2,528	—	—	194,046
Brokerage, clearing, and exchange fees	1,119	238	15,097	—	—	16,454
Section 31 fees	15,223	8,187	—	—	—	23,410
Other cost of revenues(1)	—	—	1,283	—	—	1,283
Total cost of revenues	179,870	36,415	18,908	—	—	235,193
Revenues less cost of revenues	81,224	3,659	5,889	826	286	91,884
Operating expenses:						
Compensation and benefits	16,665	3,426	11,475	1,117	5,088	37,771
Information technology and communication costs	3,346	1,563	1,977	458	204	7,548
Depreciation and amortization	3,062	1,487	979	157	485	6,170
Occupancy costs	1,119	141	443	156	589	2,448
Professional fees and outside services	4,064	530	745	186	3,732	9,257
Marketing and business development	214	90	261	32	166	763
Acquisition-related costs	—	—	—	—	654	654
General, administrative, and other	2,171	425	1,270	175	939	4,980
Total operating expenses	30,641	7,662	17,150	2,281	11,857	69,591
Operating income / (loss)	50,583	(4,003)	(11,261)	(1,455)	(11,571)	22,293
Non-operating (expense) income:						
Change in fair value of puttable warrants issued with debt	—	—	—	—	569	569
Change in fair value of puttable common stock	—	—	—	—	(203)	(203)
Interest income	430	—	196	—	669	1,295
Interest expense and amortization of debt issuance costs	—	—	(35)	—	(4,395)	(4,430)
Unrealized loss on derivative assets	—	—	—	(42,413)	—	(42,413)
Other, net	(1)	—	1,615	—	65	1,679
Income (loss) before income tax provision	51,012	(4,003)	(9,485)	(43,868)	(14,866)	(21,210)
Income tax expense	—	—	—	—	(210)	(210)
Net income (loss) attributable to Miami International Holdings, Inc.	$ 51,012	$ (4,003)	$ (9,485)	$ (43,868)	$ (15,076)	$ (21,420)

(1) Futures other cost of revenues includes $0.3 million related to access fees, $0.3 million related to market data fees, and $0.7 million related to other revenue.

The following summarizes revenues less cost of revenues, operating expenses, operating income (loss), adjusted EBITDA and adjusted EBITDA margin for our business segments ($000, except percentages):

	Options			Equities		
	Three Months Ended March 31,		Percent Change	Three Months Ended March 31,		Percent Change
	2026	2025		2026	2025	
Revenues less cost of revenues	$ 111,267	$ 81,224	37.0 %	$ 6,664	$ 3,659	82.1 %
Operating expenses	38,467	30,641	25.5 %	7,718	7,662	0.7 %
Operating income (loss)	$ 72,800	$ 50,583	43.9 %	$ (1,054)	$ (4,003)	*
Adjusted EBITDA(1)	$ 83,281	$ 58,222	43.0 %	$ 899	$ (1,725)	*
Adjusted EBITDA margin(2)	74.8 %	71.7 %		13.5 %	*	

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	Futures			International		
	Three Months Ended March 31,		Percent	Three Months Ended March 31,		Percent
	2026	2025	Change	2026	2025	Change
Revenues less cost of revenues	$ 4,630	$ 5,889	(21.4)%	$ 5,644	$ 826	583.3 %
Operating expenses	17,077	17,150	(0.4)%	4,381	2,281	92.1 %
Operating income (loss)	$ (12,447)	$ (11,261)	*	$ 1,263	$ (1,455)	*
Adjusted EBITDA[1]	$ (8,624)	$ (7,240)	*	$ 2,004	$ (982)	*
Adjusted EBITDA margin[2]	*	*		35.5 %	*	

* Not meaningful

(1) See Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA above.
(2) Adjusted EBITDA margin represents adjusted EBITDA divided by revenues less cost of revenues.

Reconciliations of GAAP Net Income (Loss) to Adjusted Earnings

The following table is a reconciliation of net income (loss) allocated to common stockholders to adjusted earnings ($000):

	Three Months Ended March 31,	
	2026	2025
Net income (loss) allocated to common shareholders	**$ 170,224**	**$ (21,420)**
Share-based compensation[1]	8,876	9,485
Investment gain[2]	(1,370)	(1,455)
Litigation costs[3]	2,768	1,033
Acquisition-related costs[4]	—	654
Change in fair value of puttable warrants issued with debt[5]	—	(569)
Change in fair value of puttable common stock[6]	—	203
Unrealized loss on derivative assets[7]	2,541	42,413
Gain on sale of business[8]	(50,547)	—
Total non-GAAP pre-tax adjustments	**(37,732)**	**51,764**
Income tax (expense) benefit related to items above[9]	12,538	(318)
One-off discrete tax adjustments[10]:		
Release of valuation allowance as of January 1, 2026	(109,161)	—
Deferred tax re-measurements	16,133	—
Other[11]	(6,660)	—
Total non-GAAP tax adjustments	**(87,150)**	**(318)**
Adjusted earnings	**$ 45,342**	**$ 30,026**

(1) Share-based compensation represents expenses associated with stock options, restricted stock awards and warrants that have been granted to employees, directors and service providers.
(2) Represents unrealized gain on marketable equity securities.
(3) Litigation costs are associated with ongoing litigation related to the Nasdaq matter.
(4) Relates to the TISE acquisition.
(5) The change in fair value of warrants issued with debt represents the change in fair value of outstanding puttable warrants issued in connection with the issuance of the 2029 Senior Secured Term Loan. The right to put warrants terminated upon completion of the IPO in August 2025.
(6) The change in fair value of puttable common stock represents the change in fair value of outstanding puttable common stock issued in connection with the Company's ERPs I and II that had an associated put right which required the Company to repurchase a certain percentage of the fair market value of the award upon exercise. The right to put shares terminated upon completion of the IPO in August 2025.
(7) Reflects the unrealized loss resulting from the mark-to-market valuation of Pyth tokens that remain locked by the Pyth Network as of each balance sheet date.
(8) Represents the gain on the sale of MIAXdx in January 2026.
(9) Income tax effect is calculated on the pre-tax adjustments to net income, other than share-based compensation which is adjusted as a non-cash expense for which there is a tax deduction, based on the tax laws in the jurisdictions in which we operate.
(10) Removes from adjusted earnings any one-off discrete tax adjustments that are unrelated to our core operating performance.
(11) Primarily relates to the removal of the permanent tax benefit for the excess tax deduction on share-based compensation compared to the book expense.

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Earnings Per Share The following table sets forth the computation of diluted income (loss) and adjusted earnings per share ($000, except share and per share data): Three Months Ended March 31, 2026 2025 Net income (loss) attributable to MIH ....................................... $ 170,224 $ (21,420) Weighted-average common shares outstanding .................... 109,154,227 63,549,403 Diluted net income (loss) per share .......................................... $ 1.56 $ (0.34) Adjusted earnings ........................................................................ $ 45,342 $ 30,026 Diluted weighted average shares outstanding used for adjusted diluted earnings per share ......................................... 109,154,227 78,075,760 Adjusted diluted earnings per share ......................................... $ 0.42 $ 0.38 13

Key Business Metrics
Three Months Ended March 31, 2026 and 2025

	Three Months Ended March 31,		Increase/	Percent
	2026	2025	(Decrease)	Change
Options:				
Number of trading days	61	60	1	1.7 %
Total contracts:				
Market contracts – Equity and ETF (in thousands)	3,821,454	3,216,233	605,221	18.8 %
MIH contracts – Equity and ETF (in thousands)	662,739	514,903	147,836	28.7 %
Average daily volume ("ADV")(defined below)(1)				
Market ADV – Equity and ETF (in thousands)(1)	62,647	53,604	9,043	16.9 %
MIH ADV – Equity and ETF (in thousands)(1)	10,865	8,582	2,283	26.6 %
MIH market share	17.3 %	16.0 %	1.3 pts	8.1 %
Total Options revenue per contract ("RPC")(2)	$0.110	$0.106	$0.004	3.8 %
U.S. Equities:				
Number of trading days	61	60	1	1.7 %
Total shares:				
Market shares (in millions)	1,219,057	941,688	277,369	29.5 %
MIH shares (in millions)	10,787	10,557	230	2.2 %
ADV(1):				
Market ADV (in millions)(1)	19,985	15,695	4,290	27.3 %
MIH ADV (in millions)(1)	177	176	1	0.6 %
MIH market share	0.9 %	1.1 %	(0.2) pts	(18.2)%
Equities capture (per 100 shares) (defined below)(3)	$0.005	$(0.020)	$0.025	*
Futures:				
Number of trading days	61	61	—	— %
Agricultural products total contracts	659,786	1,098,116	(438,330)	(39.9)%
Agricultural products ADV(1)	10,816	18,002	(7,186)	(39.9)%
Agricultural products RPC(2)	$1.982	$2.426	$(0.444)	(18.3)%
International:				
Total listed securities (period end)(4)	6,083	1,206	*	*

* Percentage calculation is not meaningful.

(1) ADV is calculated as total contracts or shares for the period divided by total trading days for the period.
(2) RPC represents transaction and clearing fees less liquidity payments, brokerage, clearing and exchange fees and Section 31 fees (Net Transaction Fees), divided by total contracts traded during the period.
(3) Equities capture per one hundred shares refers to transaction and clearing fees less liquidity payments, brokerage, clearing and exchange fees, and Section 31 fees (Net Transaction Fees), divided by one-hundredth of total shares.
(4) Q1 2025 does not include TISE which was acquired in June 2025.

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